Florida Progress Corporation
Investor News
Analyst Contacts:
Greg Beuris (727) 820-5734
Lauran Willoughby (727) 820-5737
[LOGO OMITTED]


Florida Progress' third-quarter earnings per share up 15 percent

St. Petersburg, Florida, October 16, 1998 - Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported third-quarter 1998 earnings of $117.3 million, or $1.21 per share, compared with 1997 third-quarter earnings from recurring operations (excluding one-time nuclear outage costs) of $102.0 million, or $1.05 per share. The 15-percent increase in earnings per share was due to continued hot weather during the summer months as well as customer growth at Florida Power and improved results from Electric Fuels Corporation, lead company for Florida Progress' diversified operations.

Third-quarter earnings for 1997, including after-tax outage costs of $20.4 million, or $.21 per share, associated with Florida Power Corporation's Crystal River Nuclear Plant, were $81.6 million, or $.84 per share. (See page 7, 1997 restatement schedule attached.)

                       FLORIDA POWER CORPORATION

Florida Power, the largest subsidiary of Florida Progress, earned $108.8 million, or $1.12 per share, on revenues of $795.6 million for the third quarter of 1998, up 13 percent compared with third-quarter 1997 earnings from recurring operations of $96.4 million, or $.99 per share, on revenues of $706.9 million. Including the impact of the restated extended nuclear outage costs, Florida Power's 1997 third-quarter earnings were $76.0 million, or $.78 per share.

The following is a reconciliation of Florida Power's third-quarter 1997 earnings per share, as amended, with third-quarter 1998 earnings per share:

                                    3 Months
                                      Ended
                                  September 30
                                                          ------------
         1997 EPS as amended                                $ 0.78
              1997 Nuclear Outage                             0.21
         1997 EPS from recurring operations                   0.99
              Customer & non-weather usage growth             0.08
              Estimated weather impact on sales               0.10
              Operations & maintenance                       (0.02)
              Depreciation & amortization                    (0.01)
              Accelerated Tiger Bay amortization             (0.04)
              AFUDC & other                                   0.02
                                                             -----
         1998 EPS from operations                           $ 1.12
                                                             =====

                                -- more --

Page 2
Florida Progress Corporation
Investor News - 3rd quarter earnings



For the second straight quarter, Florida Power experienced a significant increase in total system requirements due to continued hot summer temperatures. System requirements for the third quarter of 1998 were 7.4 percent higher than the third quarter of 1997.

Retail kilowatt-hour sales increased 7.1 percent over the same period a year ago, driven primarily by the warmer weather. In addition to the weather, Florida Power continues to benefit from the strong retail customer growth. The number of retail customers served in the third quarter of 1998 was approximately 25,000, or 2 percent, greater than the third quarter of 1997.

Wholesale kilowatt-hour sales, also benefiting from warmer weather, were nearly 60 percent higher than the third quarter of 1997. Most of the increase was due to additional sales of short-term energy, along with higher sales to Florida Power's largest wholesale customer. Short-term energy sales have a minimal impact on Florida Power's earnings.

Florida Power accelerated the amortization of the Tiger Bay regulatory asset by $7 million, which reduced the utility's third quarter results by $.04 a share.


                        ELECTRIC FUELS CORPORATION

Electric Fuels earned $10.5 million or $.11 per share, during the third quarter, compared with $9.1 million or $.09 per share, in 1997. The improvement in earnings was primarily attributable to improved results at the Inland Marine business unit.

Earnings for the Inland Marine group were up $1.3 million over the third quarter of 1997. The increased earnings were largely attributable to the expansion of the MEMCO barge fleet.

The Rail Services group third-quarter 1998 results increased approximately $.4 million compared with a year ago. The improved results were primarily due to continued strong demand for railcar parts and services from the major railroads. Partially offsetting the earnings improvement were lower earnings from the recycling division. The recycling division was negatively impacted by a decline in market prices for scrap steel. Lower market prices have resulted from an increase in finished steel imports and a decline in scrap steel exports.

Electric Fuels' Energy and Related Services group earnings were essentially unchanged for the third quarter of 1998, compared with the third quarter of 1997.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.0 billion. Its principal subsidiary is Florida Power, the state's second largest electric utility serving about 1.3 million customers. Diversified operations include coal mining, marine operations and rail services.


                                                              ###



                          FLORIDA PROGRESS CORPORATION
                                                 CONSOLIDATED STATEMENTS OF INCOME                           Page 3

(UNAUDITED)                                 (In millions, except per share amounts)

                                   Three Months Ended   Nine Months Ended  Twelve Months Ended
                                      September 30        September 30         September 30
                                    ------------------ ----------------- ------------------
                                       1998     1997    1998     1997      1998     1997
                                      -------- ------- -------- -------- --------- --------
REVENUES:
   Electric utility                   $795.6   $706.9  $2,024.6 $1,857.9 $2,615.1  $2,420.8
   Diversified                         235.9    215.6     697.5    609.4    955.3     821.4
-------------------------------------------------------------------------------------------
                                     1,031.5    922.5   2,722.1  2,467.3  3,570.4   3,242.2
-------------------------------------------------------------------------------------------
EXPENSES:
   Electric utility:
    Fuel                               188.9    129.5      434.0     343.2    548.9    429.9
    Purchased power                    122.3    133.7      332.1     377.7    445.0    521.1
    Energy conservation cost            24.5     21.7       60.1      49.3     77.8     60.8
    Operations and maintenance         108.3    105.5      326.9     318.6    430.7    427.8
    Extended nuclear outage -
      O&M and replacement power costs     -      33.1        5.1     130.9     47.4    130.9
    Depreciation and amortization       89.5     78.8      260.9     227.3    359.5    310.0
    Taxes other than income taxes       57.5     53.2      158.4     149.9    202.1    190.4
-------------------------------------------------------------------------------------------
                                       591.0    555.5    1,577.5   1,596.9  2,111.4  2,070.9
-------------------------------------------------------------------------------------------
   Diversified:
    Cost of sales                      201.0   187.0    587.6    527.9     813.6    707.9
    Provision for loss on coal
      properties                          -       -        -        -         -      40.9
    Loss related to life insurance
      subsidiary                          -       -        -        -       96.3      1.3
    Other                               11.8    14.1     43.6     43.8      61.8     61.6
-------------------------------------------------------------------------------------------
                                       212.8   201.1    631.2    571.7     971.7    811.7
-------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                 227.7   165.9    513.4    298.7     487.3    359.6
-------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
   Interest expense                     46.2    42.3    141.2    112.4     187.5    144.9
   Allowance for funds used during
     construction                       (4.4)   (2.5)   (12.4)    (6.9)    (15.2)    (8.9)
   Preferred dividend requirements
     of Florida Power                     .3      .3      1.1      1.1       1.5      1.7
   (Gain) on sale of business             -       -        -        -         -     (44.2)
   Other expense (income)                1.2    (1.6)     1.3     (1.9)      4.7     (1.0)
-------------------------------------------------------------------------------------------
                                        43.3    38.5    131.2    104.7     178.5     92.5
-------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                  184.4  127.4    382.2    194.0     308.8    267.1
   Income taxes                          67.1   45.8    136.6     64.1     138.9     91.6
------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS       117.3   81.6    245.6    129.9     169.9    175.5
DISCONTINUED OPERATIONS, NET OF
  INCOME TAXES                             -      -        -        -         -      (1.3)
 -------------------------------------------------------------------------------------------
NET INCOME                              117.3   81.6$   245.6$   129.9     169.9    174.2
-------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON
   STOCK OUTSTANDING                     97.0   97.1     97.0     97.1      97.1     97.0
-------------------------------------------------------------------------------------------

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   CONTINUING OPERATIONS                 $1.21    $.84   $2.53    $1.34     $1.75    $1.81
   DISCONTINUED OPERATIONS                 -       -       -        -         -       (.01)
-------------------------------------------------------------------------------------------
                                         $1.21    $.84   $2.53    $1.34     $1.75    $1.80
-------------------------------------------------------------------------------------------

Regarding these financial statements:
In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on the results for the fiscal year ended 1997. Effective December 31, 1997, the Company deconsolidated the accounts of Mid-Continent Life Insurance Company and established a provision for loss for the full amount of its investment. The deconsolidation has not been reflected in the consolidated financial statements of prior periods. Financial results for the twelve months ended September 30, 1997 reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations. These are interim statements.
Reference should be made to Florida Progress Corporation's1997 Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.


                     FLORIDA PROGRESS CORPORATION
                      CONSOLIDATED BALANCE SHEETS                       Page 4

(UNAUDITED)                                                        (In millions)
                                                                    September 30
                                                             ----------------------
ASSETS                                                          1998         1997
                                                             ---------    ---------
PROPERTY, PLANT AND EQUIPMENT:
   Electric utility plant in service and held for future use $6,286.8   $6,148.0
   Less - Accumulated depreciation                            2,676.7    2,494.1
             Accumulated decommissioning for nuclear plant      246.6      215.8
             Accumulated dismantlement for fossil plants        130.1      127.6
-------------------------------------------------------------------------------
                                                              3,233.4    3,310.5
   Construction work in progress                                322.9      224.9
   Nuclear fuel, net of amortization of $371.3 in 1998
      and $356.7 in 1997                                         51.8       65.4
-------------------------------------------------------------------------------
    Net electric utility plant                                3,608.1    3,600.8
   Other property, net of depreciation of $230.8 in 1998
     and $228.3 in 1997                                         521.5      367.2
-------------------------------------------------------------------------------
                                                              4,129.6    3,968.0
-------------------------------------------------------------------------------
CURRENT ASSETS:
   Cash and equivalents                                          21.1       15.2
   Accounts receivable, net                                     435.0      361.7
   Inventories, primarily at average cost:
    Fuel                                                         60.5       78.1
    Utility materials and supplies                               91.0       94.4
    Diversified materials                                       142.3      133.0
   Underrecovery of fuel cost                                    14.5       69.7
   Deferred income taxes                                         47.3       13.4
   Other                                                         50.9       20.8
-------------------------------------------------------------------------------
                                                                862.6      786.3
-------------------------------------------------------------------------------

OTHER ASSETS:
   Investments:
    Loans receivable, net                                        31.0       35.1
    Marketable securities                                          -       257.2
    Nuclear plant decommissioning fund                          289.7      248.1
    Joint ventures and partnerships                              60.2       49.1
   Deferred insurance policy acquisition costs                     -       123.7
   Deferred purchased power contract termination costs          325.5      369.8
   Other                                                        326.6      224.7
-------------------------------------------------------------------------------
                                                              1,033.0    1,307.7
-------------------------------------------------------------------------------
                                                             $6,025.2   $6,062.0
-------------------------------------------------------------------------------
CAPITAL AND LIABILITIES
CAPITAL:
   Common stock equity                                       $1,865.1   $1,904.3
   Cumulative preferred stock of Florida Power                   33.5       33.5
   Long-term debt                                             2,348.1    2,343.4
-------------------------------------------------------------------------------
                                                              4,246.7    4,281.2
-------------------------------------------------------------------------------
CURRENT LIABILITIES:
   Accounts payable                                             208.7      221.8
   Customers' deposits                                          101.2       96.0
   Income taxes payable                                          21.1       38.4
   Accrued other taxes                                           71.6       71.8
   Accrued interest                                              47.4       47.7
   Other                                                         70.0       81.6
-------------------------------------------------------------------------------
                                                                520.0      557.3
   Notes payable                                                183.2       23.6
   Current portion of long-term debt                             71.4       15.0
-------------------------------------------------------------------------------
                                                                774.6      595.9
-------------------------------------------------------------------------------
DEFERRED CREDITS AND OTHER LIABILITIES:
   Deferred income taxes                                        601.6      450.6
   Unamortized investment tax credits                            79.4       87.5
   Insurance policy benefit reserves                               -       369.0
   Other postretirement benefit costs                           114.0      106.6
   Other                                                        208.9      171.2
-------------------------------------------------------------------------------
                                                              1,003.9    1,184.9
-------------------------------------------------------------------------------
                                                             $6,025.2   $6,062.0
-------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------
                                                Florida Progress Corporation
                                         Selected Financial Information (Unaudited)                                  Page 5

                                         Three Months Ended   Percent   Nine Months Ended  Percent   Twelve Months Ended  Percent
                                            September 30      Positive    September 30     Positive      September 30     Positive
                                            1998    1997     (Negative)  1998     1997     (Negative)   1998     1997    (Negative)
                                         -------- -------- ------------ ------ --------  ------------ ------- --------   ---------
Earnings (Loss) Per Share:
 Florida Power Corporation               $  1.12   $  .99      13.1     $ 2.29  $ 2.04        12.3    $  2.73  $ 2.48       10.1
                                          -------   ------    ------     -----   -----        ----       ----   -----       ----
 Electric Fuels Corporation                  .11      .09      22.2        .30     .22        36.4        .41     .30       36.7
 Corporate and other                        (.02)    (.03)     33.3       (.06)   (.10)       40.0       (.16)   (.13)     (23.1)
                                          -------   -------   ------     ------  ------       -----     ------    ------    ------
 Diversified Continuing before non-
   recurring                                 .09      .06      50.0        .24     .12       100.0        .25     .17       47.1
                                          -------    --------  ------    ------  ------      ------     ------    ------    ------
 Continuing Ops before non-recurring        1.21     1.05      15.2       2.53    2.16        17.1       2.98    2.65       12.5

Impact of nuclear outage                     -       (.21)       -         -      (.82)         -        (.27)   (.82)      67.1
Provision for loss on coal properties-       -        -          -         -       -            -         -      (.26)        -
Gain on sale of business                     -        -          -         -       -            -         -       .24         -
Loss related to life insurance subsidiary    -        -          -         -       -            -        (.96)    -           -
                                          -------    --------   ------    ------  ------      -----      ------   -----     ------
Total Continuing Operations                 1.21      .84      44.0       2.53    1.34        88.8       1.75    1.81       (3.3)
Discontinued Operations                      -        -          -         -       -            -         -      (.01)        -
                                          =======    ========  ======     ====== ======
                                           $1.21     $.84      44.0      $2.53   $1.34        88.8      $1.75   $1.80       (2.8)
                                          =======    ========  ======     ====== ======                  ====    ====

Avg. shares outstanding (millions)         97.0     97.1        (.1)     97.0    97.1          (.1)     97.1    97.0          .1

Dividends per share                         $.535    $.525      1.9      $1.605  $1.575        1.9      $2.13   $2.09        1.9

    Book value per share:
     Florida Power Corporation                                                                         $18.99  $18.54        2.4
     Consolidated                                                                                      $19.22  $19.62       (2.0)
                                                                                       September 30      September 30
                                     September 30                                          1998              1997
                                    1998     1997                                    Amount   Percent  Amount    Percent
                                   -------- --------                                 ------------------------------------
    Equity investments (percent):                       Capitalization (in millions):
     Florida Power Corporation          89       87      Common stock                $1,865.1   41.4   $1,904.3    44.1
     Electric Fuels Corporation         11        9      Preferred stock                 33.5     .7       33.5      .8
     Mid-Continent Life Insurance Co.    -        4      Long-term debt               2,348.1   52.2    2,343.4    54.2
                                   -------- --------
       Total                           100      100      Short-term debt                254.6    5.7       38.6      .9
                                   -------- --------
                                                                                  ------------------------------------
                                                          Total                      $4,501.3  100.0   $4,319.8   100.0
                                                                                  ------------------------------------
    Note: In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on results for the fiscal year ended 1997. Financial results for the twelve months ended 1997 reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations.



                                           Florida Power Corporation
                                     Selected Statistical Data (Unaudited)                                     Page 6
                                     (In millions, except billing degree days)

                           Three Months Ended               Nine Months Ended            Twelve Months Ended
                              September 30      Percent       September 30     Percent      September 30      Percent
                            1998      1997      Change       1998      1997     Change     1998      1997     Change
                          --------   -------  ----------  --------- --------- --------- --------- --------- ----------

  Revenues:

   Residential            $445.0     $397.0        12.1   $1,089.2    $994.0       9.6     $1,410.5  $1,292.4    9.1
   Commercial              174.4      156.7        11.3      451.8     426.3       6.0        593.9     561.4    5.8
   Industrial               55.5       51.0         8.8      158.5     158.0        .3        208.4     210.2    (.9)
   Other retail sales       39.1       34.9        12.0      104.1      98.8       5.4        138.7     132.6    4.6
                          -------    --------     -------  --------    ------               -------   -------
                           714.0      639.6        11.6    1,803.6   1,677.1       7.5      2,351.5   2,196.6    7.1
   Sales for resale         74.3       47.7        55.8      155.0     105.1      47.5        200.6     138.4   44.9
                          -------    --------     -------   --------   ------               -------   -------
                           788.3      687.3        14.7    1,958.6   1,782.2       9.9      2,552.1   2,335.0    9.3
   Other electric revenues  18.1       23.2       (22.0)      87.4      75.7      15.5         87.7      78.5   11.7
   Deferred fuel           (10.8)      (3.6)         -       (21.4)       -         -         (24.7)      7.3    -
                          -------    --------     -------   --------   -----                --------  -------   -----
    Total                 $795.6     $706.9        12.5   $2,024.6  $1,857.9       9.0     $2,615.1  $2,420.8    8.0
                          -------    --------     -------   --------   -----                --------  -------

Kilowatt-hour sales billed:
    Residential          5,260.1    4,801.4         9.6    12,675.6 11,461.4      10.6      16,294.0 14,800.0   10.1
    Commercial           2,880.9    2,651.6         8.6     7,409.5  6,915.0       7.2       9,751.8  9,101.7    7.1
    Industrial           1,129.3    1,058.5         6.7     3,232.4  3,182.5       1.6       4,237.7  4,211.0     .6
    Other retail sales     682.6      629.8         8.4     1,820.5  1,717.0       6.0       2,428.8  2,306.9    5.3
                         -------    -------        ------   -------  -------                 -------  -------
                         9,952.9    9,141.3         8.9    25,138.0 23,275.9       8.0      32,712.3 30,419.6    7.5
    Sales for resale     1,390.1      700.4        98.5     2,779.1  1,539.4      80.5       3,679.3  2,161.4   70.2
                         --------   -------        -------  --------- ------                --------  -------
    Total electric
      sales              11,343.0   9,841.7        15.3    27,917.1 24,815.3      12.5      36,391.6 32,581.0   11.7
                         --------   -------        -------  --------- ------                --------- --------
System Requirements(KWH) 11,403    10,617           7.4    29,193   26,672         9.5      37,126   34,350      8.1

KWH Sales (Billed & Unbilled):
    Retail                9,873     9,216           7.1    25,738   23,742         8.4      32,862   30,623      7.3
    Wholesale             1,370       859          59.5     3,051    1,755        73.8       3,728    2,212     68.5

    Billing Degree Days:
        Cooling           2,454     2,220          10.5     3,297    2,715        21.4       4,016    3,326     20.7
        Heating             -         -              -        532      309        72.2         666      407     63.6

     Note:
     Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses; which are designed to permit full recovery of these costs. Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail and wholesale KWH sales includes both billed and unbilled sales. From 1995 through 1997, Florida Power, as ordered by state regulators, conducted a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances did not impact earnings with respect to residential revenues.


                                      Florida Progress Corporation
                               Selected Financial Information (Unaudited)                            Page 7
                                 (In millions, except per share amounts)



                                      Three Months     Three Months     Three Months     Three Months    Twelve Months
                                         Ended             Ended            Ended            Ended           Ended
                                     March 31, 1997    June 30, 1997    Sept. 30, 1997   Dec. 31, 1997   Dec. 31, 1997

     1997 as amended:

        Florida Power:
             Net income                  $   41.2          $   0.9         $   76.0         $   16.3        $   134.4
             Earnings per share               0.42             0.01             0.78             0.17             1.38

        Florida Progress:
             Net income (loss)               42.0              6.3             81.6            (75.6)            54.3
             Earnings (loss) per share        0.43             0.07             0.84            (0.78)            0.56



     1997 as originally reported:

        Florida Power:
             Net income (loss)           $   41.2        ($   43.6)        $   96.4         $   40.4        $   134.4
             Earnings (loss) per share        0.42            (0.45)            0.99             0.42             1.38

        Florida Progress:
             Net income (loss)               42.0            (38.2)           102.0            (51.5)            54.3
             Earnings (loss) per share        0.43            (0.39)            1.05            (0.53)            0.56